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DPL Inc. Announces $200 Million Offering of Senior Notes

Dayton, Ohio, September 22, 2014 – DPL Inc. (“DPL”) announced today that it intends to offer $200 million in aggregate principal amount of senior notes due 2019 ("Notes") in a private placement to eligible investors, subject to market conditions.

DPL intends to use the net proceeds from this offering, together with cash on hand and/or the proceeds of other short term borrowings, to finance its previously announced tender offer for up to $280 million of its outstanding 6.50% Senior Notes due 2016, to pay related fees and expenses and, to the extent any net proceeds remain, for general corporate purposes.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes described herein, nor shall there be any sale of these Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About DPL

DPL is a diversified regional energy company that serves retail customers in West Central Ohio and Illinois through its subsidiaries. DPL’s principal subsidiaries include The Dayton Power and Light Company (“DP&L”); DPL Energy, LLC (“DPLE”); and DPL Energy Resources, Inc. (“DPLER”), which also does business as DP&L Energy. DP&L, a regulated electric utility, provides service to over 515,000 customers in West Central Ohio; DPLE engages in the operation of peaking generation facilities; and DPLER is a competitive retail electric supplier. DPL, through its subsidiaries, owns and operates approximately 3,500 megawatts of generation capacity, of which 2,500 megawatts are coal-fired units and 1,000 megawatts are natural gas and diesel peaking units.

Forward Looking Statements

Certain statements contained in this press release are “forward-looking statements.” Matters discussed in this press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance, financial position and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond DPL’s control, including but not limited to the risks and other factors discussed in DPL’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made. DPL disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. If DPL does update one or more forward-looking statements, no inference should be made that DPL will make additional updates with respect to those or other forward-looking statements.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and many are beyond DPL’s control. See “Risk Factors” in DPL’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission for a more detailed discussion of the foregoing and certain other factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating DPL’s outlook.

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